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                                                                     EXHIBIT 4.5

                                PLEDGE AGREEMENT

      THIS PLEDGE AGREEMENT (this "Pledge Agreement"), dated as of December 10, 2004, by EMS TECHNOLOGIES, INC., a Georgia corporation (the "Borrower"), the Subsidiaries of the Borrower signatory hereto and each other subsidiary of the Borrower hereafter a party hereto (each a "Subsidiary Pledgor" and collectively the "Subsidiaries Pledgors"; Borrower, each Subsidiary Pledgor and each other Subsidiary hereafter becoming a party hereto shall be collectively known as the "Pledgors", and individually as "Pledgor"), in favor of SUNTRUST BANK, a Georgia banking corporation, as Collateral Agent (the "Collateral Agent"), for the benefit of the Secured Creditors (as defined below).

                                   WITNESSETH:

      WHEREAS, the Borrower, the Lenders from time to time party thereto (the "US Lenders") and SunTrust Bank, as Administrative Agent (the "US Agent") are all party to the U.S. Revolving Credit Agreement (as amended, restated, modified, extended, renewed, replaced, supplemented and/or refinanced from time to time, the "US Credit Agreement"), dated as of the date hereof pursuant to which, the US Lenders have agreed to establish a revolving credit facility on behalf of the Borrower and to provide for the issuance of, and participation in, letters of credit for the account of the Borrower;

      WHEREAS, pursuant to that certain Subsidiary Guaranty Agreement dated as of the date hereof (the "Subsidiary Guaranty Agreement"), the Subsidiaries of the Borrower signatory thereto have jointly and severally guaranteed the payment and performance when due of all indebtedness and other obligations of the Borrower under the US Credit Agreement;

      WHEREAS, EMS Technologies Canada, Ltd. (the "Canadian Borrower"), the Lenders from time to time party thereto (the "Canadian Lenders") and Bank of America, National Association (Canada Branch), as Canadian Administrative Agent, Funding Agent and Canadian Collateral Agent (the "Canadian Agent") are all party to the Canadian Revolving Credit Agreement (as amended, restated, modified, extended, renewed, replaced, supplemented and/or refinanced from time to time, the "Canadian Credit Agreement") dated as of the date hereof pursuant to which, the Canadian Lenders have agreed to establish a revolving credit facility on behalf of the Canadian Borrower and to provide for the issuance of, and participation in, letters of credit for the account of the Canadian Borrower;

      WHEREAS, pursuant to the Guaranty Agreement dated as of the date hereof by the Borrower and the Subsidiaries of the Borrower a signatory thereto (the "Canadian Guaranty Agreement"), the Borrower and the Subsidiaries of the Borrower signatory hereto have jointly and severally guaranteed the payment and performance when due of all indebtedness and other obligations of the Canadian Borrower under the Canadian Credit Agreement;

      WHEREAS, the Borrower and its Subsidiaries may at any time and from time to time

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enter into one or more Hedging Transactions with one or more US Lenders or any
Affiliate thereof (each such US Lender or Affiliate, even if the respective US Lender subsequently ceases to be a US Lender under the US Credit Agreement for any reason, in such capacity, together with its respective successors and assigns, a "US Swap Provider");

      WHEREAS, the Canadian Borrower and its Subsidiaries may at any time and from time to time enter into one or more Hedging Transactions with one or more Canadian Lenders or any Affiliate thereof (each such Canadian Lender or Affiliate, even if the respective Canadian Lender subsequently ceases to be a Canadian Lender under the Canadian Credit Agreement for any reason, in such capacity, together with its respective successors and assigns, a "Canadian Swap Provider" and together with the US Swap Provider, the "Swap Providers");

      WHEREAS, it is a condition precedent to the obligations of the US Agent, the Issuing Bank (as defined in the US Credit Agreement), the Swingline Lender (as defined in the US Credit Agreement), and the US Lenders (collectively the "US Creditors") under the US Credit Agreement that each Pledgor grant to the Collateral Agent a security interest in all of its Pledged Collateral (as defined below) to secure all obligations of the Borrower under the US Credit Agreement, and to secure the obligations of each domestic Subsidiary of the Borrower signatory hereto under the Subsidiary Guaranty Agreement;

      WHEREAS, it is a condition precedent to the obligations of the Canadian Agent, the Issuing Bank (as defined in the Canadian Credit Agreement), the Swingline Lender (as defined in the Canadian Credit Agreement), and the Canadian Lenders (collectively, the "Canadian Creditors", and, together with the US Creditors and the Swap Providers, the "Secured Creditors") under the Canadian Credit Agreement that each Pledgor grant to the Collateral Agent a security interest in all of its Pledged Collateral to secure all obligations of the Borrower and each Subsidiary of the Borrower signatory hereto under the Canadian Guaranty Agreement;

      WHEREAS, it is a condition precedent to the Swap Providers entering into the Hedging Transactions that the Pledgors enter into this Agreement to secure the Hedging Obligations (as defined herein);

      WHEREAS, the Pledgors are the record and beneficial owners of all of the issued and outstanding shares, interests, participations or other equivalent equity ownership (however designated) of capital stock or other equity securities ("Equity Interests") listed on Schedule I attached hereto;

      WHEREAS, the Pledgors are the record and beneficial owners of the promissory notes described on Schedule II attached hereto; and

      WHEREAS, each Pledgor desires to grant a security interest in its Pledged Collateral (as defined herein) to the Secured Creditors to satisfy the conditions precedent set forth above.

      NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

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      1. Defined Terms. All capitalized terms used but not otherwise defined herein have the meanings given to them in the US Credit Agreement.

      2. Pledge. Each Pledgor hereby (i) pledges and grants to the Collateral Agent, for the benefit of the US Creditors, a first priority continuing security interest in all of such Pledgor's right, title and interest in, to and under the following property, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Pledgor, (ii) pledges and grants to the Collateral Agent for the benefit of the Canadian Creditors, a first priority continuing security interest in all of such Pledgor's right, title and interest in, to and under the following property, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Pledgor and (iii) pledges and grants to the Collateral Agent for the benefit of the Swap Providers, a first priority continuing security interest in all of such Pledgor's right, title and interest in, to and under the following property, whether now owned by or owing to, or hereafter acquired by or arising in favor of such Pledgor:

            (a) The all issued and outstanding Equity Interests listed on
Schedule I attached hereto and all Equity Interests from time to time acquired by any Pledgor or such Pledgor's designees in any manner (together, the "Pledged Shares") and any and all certificates representing the Pledged Shares, and all dividends, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;

            (b) Any stock or other securities acquired by any Pledgor or such Pledgor's designees with respect to, incident to or in lieu of the Pledged Shares or with respect to, incident to or in lieu of the Pledged Collateral (i) due to any dividend, stock-split, stock dividend or distribution on dissolution, or partial or total liquidation, or for any other reason, (ii) in connection with a reduction of capital, capital surplus or paid-in-surplus or (iii) in connection with any spin-off, split-off, reclassification, readjustment, merger, consolidation, sale of assets, combination of shares or any other plan of distribution affecting of the issuer of any Pledged Shares;

            (c) Any subscription or other rights or options issued in connection with the Pledged Shares, and, if exercised by any Pledgor, all new shares or other securities so acquired by such Pledgor, which shall promptly be assigned and delivered to the Collateral Agent and held under the terms of this Pledge Agreement in the same manner as the Pledged Shares originally pledged hereunder;

            (d) The promissory notes described on Schedule II attached hereto and the instruments and all additional promissory notes from time to time acquired by the Pledgor in any manner (together, the "Pledged Notes") and the instruments other documents representing the Pledged Notes, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for the Pledged Notes; and

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            (e) Any and all proceeds, monies, income and benefits arising from or by virtue of, and all dividends and distributions (cash or otherwise) payable and/or distributable with respect to, all or any of the Pledged Shares or other securities and rights and interests described in this Section 2;

provided, that no Pledgor shall be required at any time to pledge hereunder (i) more than 65% of the total combined voting power of all classes of equity interests entitled to vote of any corporation, limited liability company, partnership or other entity organized under the laws of a jurisdiction other than the Untied States or any State or Territory thereof that, in any such case is treated as a corporation or an association taxable as a corporation for U.S. Federal income tax purposes or (ii) the limited partnership interest owned as of the date hereof by EMS Investment Holdings, Inc. in Skybridge Limited Partnership ((i) and (ii) together, the "Exempt Collateral").

As used herein, (a) through (e) hereinafter (excluding Exempt Collateral) shall be collectively referred to as the "Pledged Collateral".

      Notwithstanding anything to the contrary contained in this Section or elsewhere in this Pledge Agreement, each Pledgor and the Collateral Agent (on behalf of the Secured Creditors) acknowledges and agrees that (i) the US Creditors' security interest in the Pledged Collateral, the Canadian Creditors' security interests in the Pledged Collateral and the Swap Providers' security interests in the Pledged Collateral constitute security interests separate and apart from each other, (ii) the grants of security interest hereunder constitute three separate and distinct grants of security, one in favor of the Collateral Agent for the benefit of the US Creditors, the second in favor of the Collateral Agent for the benefit of the Canadian Creditors and the third in favor of the Collateral Agent for the benefit of the Swap Providers and (iii) in the event of any conflict between the provisions of this Agreement and the provisions of the Canadian Loan Documents or the Hedging Transactions, the terms of this Agreement shall prevail.

      3. Security For Secured Obligations. This Pledge Agreement and the Pledged Collateral secure the prompt payment, in full when due, whether at stated maturity, by acceleration or otherwise, and performance of (i) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all Obligations (including Obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), indebtedness and liabilities (including, without limitation, indemnities, fees and interest thereon and all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Pledgor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such case, proceeding or other action) of such Pledgor owing to the US Creditors, now existing or hereafter incurred under, arising out of or in connection with the US Credit Agreement and each Loan Document to which such Pledgor is a party (including, in the case of each Pledgor that is a Subsidiary Loan Party, all such obligations, indebtedness and liabilities under the Subsidiary Guaranty Agreement) and the due performance and compliance by such Pledgor with the terms, conditions and agreements of the US Credit Agreement and each such Loan Document (all such obligations, indebtedness and liabilities under this clause (i), being herein collectively called the "US Obligations");
(ii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all

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"Obligations" as such term is defined in the Canadian Credit Agreement
(including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), indebtedness and liabilities (including, without limitation, indemnities, fees and interest thereon and all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Pledgor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such case, proceeding or other action) of such Pledgor owing to the Canadian Creditors, now existing or hereafter incurred under, arising out of or in connection with the Canadian Guaranty Agreement and the due performance and compliance by such Pledgor with the terms, conditions and agreements of the Canadian Guaranty Agreement (all such obligations, indebtedness and liabilities under this clause (ii) being herein collectively called the "Canadian Obligations"); (iii) the full and prompt payment when due (whether at the stated maturity, by acceleration or otherwise) of all obligations (including obligations which, but for the automatic stay under Section 362(a) of the Bankruptcy Code, would become due), indebtedness and liabilities (including, without limitation, indemnities, fees and interest thereon and all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency, reorganization or similar proceeding of any Pledgor at the rate provided for in the respective documentation, whether or not a claim for post-petition interest is allowed in any such case, proceeding or other action) of such Pledgor owing to the Swap Providers, now existing or hereafter incurred under, arising out of or in connection with each Hedging Transaction (including any buy back, reversal, termination or assignment of any Hedging Transaction, any renewal, extension, modification of any Hedging Transaction and any substitution for any Hedging Transaction), whether such Hedging Transaction is now in existence or hereafter arising, and the due performance and compliance by such Pledgor with all of the terms, conditions and agreements contained in each such Hedging Transaction (all such obligations, indebtedness and liabilities under this clause (iii) being herein collectively called the "Hedging Obligations"); (iv) any and all sums advanced by the Collateral Agent in order to preserve the Collateral or preserve its security interest in the Collateral, and (v) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations or liabilities of each Pledgor referred to in preceding clauses (i),
(ii) or (iii) after an Event of Default (as defined in Section 9 hereof) shall have occurred and be continuing, the expenses of re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, or of any exercise by the Collateral Agent of its rights hereunder, together with attorneys' fees actually incurred and court costs (collectively, the "Secured Obligations").

      4. Delivery Of Pledged Collateral. All certificates, promissory notes and instruments representing or evidencing the Pledged Collateral shall be delivered to and held by or on behalf of the Collateral Agent pursuant hereto, including, without limitation, certificates, notes or other instruments evidencing Pledged Collateral acquired after the date hereof; provided, however, that the Pledgors shall not be required to deliver to the Collateral Agent promissory notes evidencing Pledged Collateral that are issued by one or more employees of a Pledgor to a Pledgor and with respect to which the aggregate principal amount of all such notes does not exceed $1,000,000. All Pledged Shares shall be accompanied by duly executed, undated stock powers or other instruments of transfer or assignment endorsed in blank, all in form and substance satisfactory to the Collateral Agent and, if the Collateral Agent so requests, with signatures guaranteed by a member of a registered national securities exchange or the National

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Association of Securities Dealers, Inc. or by a commercial bank or trust company having an office or correspondent in the United States. All Pledged Notes shall be endorsed by the applicable Pledgor. The Collateral Agent shall have the right at any time to exchange certificates or instruments representing or evidencing Pledged Shares for certificates or instruments of smaller or larger denominations.

      5. Representations and Warranties. Each Pledgor represents and warrants to the Collateral Agent and the Secured Creditors as follows:

            (a) Each Pledgor is, and at the time of delivery of the Pledged Shares to the Collateral Agent pursuant to Section 4 hereof will be, the sole holder of record and the sole beneficial owner of the Pledged Collateral pledged by such Pledgor, free and clear of any Lien thereon or affecting the title thereto except for Liens expressly permitted under Section 7.2 of the US Credit Agreement.

            (b) All of the Pledged Shares have been duly authorized, validly issued and are fully paid and non-assessable and all documentary, stamp, or other taxes or fees owing in connection with the issuance, transfer and/or pledge thereof hereunder have been paid and will be hereafter paid by each Pledgor as same becomes due and payable.

            (c) No dispute, counterclaim or defense exists with respect to all or any part of the Pledged Collateral.

            (d) Each Pledgor has the requisite corporate authority to pledge, assign, transfer, deliver, deposit and set over its Pledged Collateral to the Collateral Agent for the benefit of the Secured Creditors as provided herein.

            (e) There are no restrictions upon the transfer, hypothecation or pledge of any of the Pledged Collateral other than such restrictions imposed by applicable securities laws.

            (f) None of the Pledged Shares have been issued or transferred in violation of the securities registration, securities disclosure or similar laws of any jurisdiction to which such issuance or transfer may be subject.

            (g) Schedule I hereto lists the authorized Equity Interests, the par value thereof and the number of issued and outstanding Equity Interests of each issuer of Pledged Shares. As of the date hereof, (i) no subscription, warrant, option or other rights to purchase or acquire any Equity Interests of any issuer of Pledged Shares is authorized and outstanding, and (ii) there is no commitment by any issuer of Pledged Shares to issue any such shares, warrants, options or other such rights or securities.

            (h) Each of the Pledged Notes purported to be pledged hereunder is the legal, valid and binding obligation of the obligor thereof, enforceable in accordance with its terms.

            (i) The pledge by each Pledgor of its Pledged Collateral is not in contravention of any law or of any agreement to which such Pledgor is party or by which such Pledgor is

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otherwise bound, and no consent, approval, authorization or other order of, or other action by, any Person or notice to or filing with, any Person is required
(i) for the pledge by such Pledgor of the Pledged Collateral pursuant to this Pledge Agreement or for the execution, delivery or performance of this Pledge Agreement by such Pledgor or (ii) for the exercise by the Collateral Agent of the voting or other rights provided for in this Pledge Agreement or the remedies in respect of the Pledged Collateral pursuant to this Pledge Agreement (except as may be required in connection with any disposition of any portion of the Pledged Collateral by laws affecting the offering and sale of securities generally).

            (j) The pledge, assignment and delivery of the Pledged Collateral together with duly executed, undated stock powers or other instruments of transfer or assignment endorsed in blank pursuant to this Pledge Agreement will create a valid first priority Lien on and a first priority perfected security interest in the Pledged Collateral and the proceeds thereof, securing the payment of the Secured Obligations and no filing or other action is necessary to perfect or protect such security interest, except that (i) the filing of a financing statement, the taking of possession or some other action may be required under Section 9-315 of the Uniform Commercial Code as in effect in the State of Georgia (the "UCC") to perfect a security interest in certain proceeds of the Pledged Collateral that do not constitute Pledged Shares or other securities or instruments and (ii) the filing of a financing statement under Sections 9-312 and 9-314 of the UCC may be required to perfect a security interest in any Pledged Collateral that constitutes "investment property" (other than the Pledged Shares) with respect to which the Collateral Agent does not have "control" (as such terms are defined in the UCC).

            (k) All of the representations and warranties contained in the US Credit Agreement, the Subsidiary Guaranty Agreement and all other documents which are defined as "Loan Documents" under the US Credit Agreement (together the "US Loan Documents") and in the Canadian Credit Agreement, the Canadian Guaranty Agreement and all other documents which are defined as "Loan Documents" under the Canadian Credit Agreement (the "Canadian Loan Documents" and, collectively with the US Loan Documents, the "Secured Debt Documents") are true and correct in all material respects, are incorporated herein by this reference and are deemed to be made herein by each Pledgor for purposes of this Pledge Agreement.

      6. Covenants. Each Pledgor covenants and agrees that from and after the date of this Pledge Agreement and until the payment and performance in full in cash of all of the Secured Obligations:

            (a) Such Pledgor shall not sell, assign, transfer, pledge or otherwise encumber any of its rights in or to its Pledged Collateral or any unpaid dividends or other distributions or payments with respect thereto except pursuant to this Pledge Agreement.

            (b) Such Pledgor will not cause or permit any issuer of Pledged Shares to issue or grant any warrants, stock options of any nature or other instruments convertible into shares of any class of capital stock or additional shares of capital stock or sell or transfer any treasury stock.

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            (c) Such Pledgor will, at its own cost and expense, promptly execute, acknowledge and deliver all such instruments and take all such action as the Collateral Agent from time to time may request in order to perfect and protect the Lien granted or purported to be granted hereby or to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to the Pledged Collateral.

            (d) Such Pledgor has defended and will, at its own cost and expense, defend the title to its Pledged Collateral and the Liens of the Collateral Agent thereon against the claim of any Person and will maintain and preserve such Liens.

            (e) Such Pledgor will pay all taxes, assessments and charges levied, assessed or imposed upon its Pledged Collateral before the same become delinquent or become Liens upon any of its Pledged Collateral except where the same may be contested in good faith by appropriate proceedings and as to which adequate reserves have been provided.

      7. Adjustments and Distributions Concerning Pledged Collateral. Should the Pledged Collateral, or any part thereof, ever be converted in any manner by any Pledgor into another type of property or any money or other proceeds ever be paid or delivered to any Pledgor as a result of such Pledgor's rights in the Pledged Collateral, then in any such event (except as expressly provided in Section 8 hereof), all such property, money and other proceeds shall promptly be and become part of the Pledged Collateral, and each Pledgor covenants and agrees to forthwith pay and deliver all money so received to the Collateral Agent, for the benefit of the Secured Creditors, as Pledged Collateral hereunder in accordance with the provisions of the Security Agreement; and, if the Collateral Agent deems it necessary and so requests, to properly endorse, assign or transfer any and all such other proceeds to the Collateral Agent and to deliver to the Collateral Agent any and all such other proceeds which require perfection by possession under the UCC. With respect to any of such property of a kind requiring an additional security agreement, financing statement or other writing to perfect a security interest therein in favor of the Collateral Agent, each Pledgor will forthwith execute and deliver to the Collateral Agent whatever the Collateral Agent shall deem necessary or proper for such purposes.

      8. Pledgors' Rights; Termination Of Rights.

            (a) As long as no Event of Default shall have occurred and be continuing:

                  (i) Each Pledgor shall have the right, from time to time, to vote and give consents with respect to its Pledged Collateral or any part thereof for all purposes permitted by the Secured Debt Documents; provided, that, without limitation of the foregoing, no vote shall be cast, and no consent shall be given or action taken by any Pledgor that would authorize or effect (except if and to the extent expressly permitted by the US Credit Agreement): (A) the dissolution or liquidation, in whole or in part, of any issuer of the Pledged Collateral, (B) the consolidation or merger of any issuer of the Pledged Collateral with any other Person (other than any Pledgor), (C) the sale, disposition or encumbrance of any portion of the assets of any issuer of the Pledged Collateral or any business or division thereof, (D) any change in the authorized number of shares, the stated capital or the authorized shares of any issuer of the Pledged

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      Collateral or the issuance of any additional shares of capital stock thereof, or (E) the alteration of the voting rights with respect to the capital stock of any issuer of the Pledged Collateral;

                  (ii) Each Pledgor shall be entitled, from time to time, to collect and receive for its own use all dividends, distributions, interest and other amounts paid in respect of its Pledged Collateral to the extent not in violation of the Secured Debt Documents other than any and all: (A) dividends and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of, or in exchange for, any of its Pledged Collateral, (B) dividends and other distributions paid or payable in cash in respect of any of its Pledged Collateral in connection with a partial or total liquidation or dissolution, and (C) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any of its Pledged Collateral; provided, that until actually paid all rights to such dividends shall remain subject to the Lien created by this Pledge Agreement.

            (b) All dividends (other than such cash dividends as are permitted to be paid to the Pledgors in accordance with Section 8(a)(ii) above) and all other distributions in respect of any of the Pledged Collateral, whenever paid or made, shall be delivered to the Collateral Agent to hold as Pledged Collateral and shall, if received by any Pledgor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Pledgor, and be forthwith delivered promptly to the Collateral Agent as Pledged Collateral of such Pledgor in the same form as so received (with any necessary endorsement or assignment).

            (c) Upon the occurrence of an Event of Default and during the continuation thereof, all of Pledgors' rights to exercise voting and other consensual rights pursuant to Section 8(a)(i) hereof and all of Pledgors' rights to receive any cash dividends and distributions pursuant to Section 8(a)(ii) hereof shall cease and all such rights shall thereupon become vested in the Collateral Agent, for the benefit of the Secured Creditors, who shall have the sole and exclusive right to exercise the voting and other consensual rights which the Pledgors would otherwise be authorized to exercise pursuant to Section 8(a)(i) hereof and to receive and retain the dividends and distributions which the Pledgors would otherwise be authorized to receive and retain pursuant to
Section 8(a)(ii) hereof. Upon the occurrence of an Event of Default and during the continuation thereof, each Pledgor shall pay over to the Collateral Agent, for the benefit of the Secured Creditors, any dividends received by such Pledgor with respect to its Pledged Collateral and any and all money and other property paid over to or received by the Collateral Agent shall be retained by the Collateral Agent, for the benefit of the Secured Creditors, as Pledged Collateral hereunder and shall be applied in accordance with the provisions hereof.

      9. Default. The Pledgors shall be in default under this Pledge Agreement upon the happening of any of the following events or conditions (hereinafter referred to as an "Event of Default"):

            (i) The occurrence of a "Default" or an "Event of Default" as defined in the US Credit Agreement;

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            (ii) The occurrence of a "Default" or an "Event of Default" as defined in the Canadian Credit Agreement;

            (iii) The filing of any financing statement with regard to the Pledged Collateral, other than relating to or permitted by this Pledge Agreement, or the attachment of any additional lien or security interest to any portion of the Pledged Collateral, for the benefit of any Person other than the Collateral Agent; and

            (iv) Failure of any Pledgor to observe any of its respective covenants set forth in this Pledge Agreement.

      10. Remedies Upon An Event Of Default.

         (a) Upon the occurrence of an Event of Default and during the continuation thereof, the Collateral Agent may exercise all rights of a secured party under the UCC (whether or not the UCC applies to the affected collateral). In addition, the Collateral Agent is hereby authorized and empowered to transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, exercise the voting rights with respect thereto, collect and receive all cash dividends and other distributions made thereon, sell in one or more sales after ten (10) days' notice of the time and place of any public sale or of the time after which a private sale is to take place (which notice each Pledgor agrees is commercially reasonable), but without any previous notice or advertisement, the whole or any part of the Pledged Collateral and otherwise act with respect to the Pledged Collateral as though the Collateral Agent was the legal and record owner thereof. Each Pledgor hereby irrevocably constitutes and appoints the Collateral Agent, for the benefit of the Secured Creditors, as the proxy and attorney-in-fact of such Pledgor with respect to the Pledged Collateral, with full power of substitution to exercise any of the rights provided in the preceding sentence; provided, that the Collateral Agent shall not have any duty to exercise any such right or to preserve the same and shall not be liable for any failure to do so or for any delay in doing so. Any sale shall be made at a public or private sale at the Collateral Agent's offices or elsewhere to be named in the notice of sale, either for cash or upon credit or for future delivery at such price as the Collateral Agent may deem fair, and the Collateral Agent or any Secured Party may be the purchaser of the whole or any part of the Pledged Collateral so sold and hold the same thereafter in its own right free from any claim of any Pledgor or any right of redemption, which each Pledgor hereby waives to the extent permitted by applicable law. Each sale shall be made to the highest bidder, but the Collateral Agent reserves the right to reject any and all bids at such sale which, in its discretion, it shall deem inadequate. Demands of performance, except as otherwise herein specifically provided for, notices of sale, advertisements and the presence of property at sale are hereby waived and any sale hereunder may be conducted by an auctioneer or any officer or agent of the Collateral Agent.

         (b) If, at the original time or times appointed for the sale of the whole or any part of the Pledged Collateral, the highest bid, if there be but one sale, shall be inadequate to discharge in full all the Secured Obligations, or if the Pledged Collateral be offered for sale in lots, if at any of such sales, the highest bid for the lot offered for sale would indicate to the Collateral Agent, in its discretion, the unlikelihood of the proceeds of the sales of the whole of the Pledged Collateral being sufficient to discharge all the Secured Obligations, the Collateral Agent may, on one or more occasions and in its discretion, postpone any of said sales by public announcement at the time of sale or the time of previous postponement of sale, and no other notice of such postponement or postponements of sale need be given, any other notice being hereby waived; provided, that any sale or sales made after such postponement shall be after ten (10) days' notice from the Collateral Agent to any such Pledgor.

         (c) If, at any time that the Collateral Agent shall determine to exercise its rights to sell the whole or any part of the Pledged Collateral hereunder, such Pledged Collateral or the part thereof to be sold shall not, for any reason whatsoever, be effectively registered under the Securities Act of 1933, as amended (the "Act"), the Collateral Agent may, in its discretion (subject only to applicable requirements of law), sell such Pledged Collateral or part thereof by private sale in such manner and under such circumstances as the Collateral Agent may deem necessary or advisable, but subject to the other requirements of this Section 9, and shall not be required to effect such registration or to cause the same to be effected. Without limiting the generality of the foregoing, in any such event the Collateral Agent in its discretion (i) may, in accordance with applicable securities laws, proceed to make such private sale notwithstanding that a registration statement for the purpose of registering such Pledged Collateral or part thereof could be or shall have been filed under said Act (or similar statute), (ii) may approach and negotiate with a single possible purchaser to effect such sale, (iii) may restrict such sale to a purchaser who will represent and agree that such purchaser is purchasing for its own account, for investment and not with a view to the distribution or sale of such Pledged Collateral or part thereof, and (iv) may place all or any part of the Pledged Collateral with an investment banking firm for private placement, which firm shall be entitled to purchase all or any part of the Pledged Collateral for its own account. If any of the Pledged Collateral shall not be freely distributable to the public without registration under the Act (or similar statute), then the Collateral Agent shall not be required to effect such registration or cause the same to be effected but, in its discretion (subject to applicable requirements of law), may require that any sale hereunder (including a sale at auction) be conducted subject to restrictions (i) as to the financial sophistication and ability of any Person permitted to bid or purchase at any such sale, (ii) as to the content of legends to be placed upon any certificates representing the Pledged Collateral sold in such sale, including restrictions on future transfer thereof, (iii) as to the representations required to be made by each Person bidding or purchasing at such sale relating to that Person's access to financial information about any Pledgor or any of its subsidiaries so sold and such Person's intentions as to the holding of the Pledged Collateral so sold for investment, for its own account, and not with a view to the distribution thereof, and (iv) as to such other matters as the Collateral Agent may, in its discretion, deem necessary or appropriate in order that such sale (notwithstanding any failure so to register) may be effected in compliance with the UCC and other laws affecting the enforcement of creditors' rights and the Act and all applicable state securities laws.

         (d) Each Pledgor acknowledges that, notwithstanding the legal availability of a private sale or a sale subject to the restrictions described above in paragraph (c), the Collateral Agent may, in its discretion, elect to register any or all the Pledged Collateral under the Act (or any applicable state securities law). Each Pledgor, however, recognizes that the Collateral Agent may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof. Each Pledgor also acknowledges that any such private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Collateral Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the registrant to register such securities for public sale under the Act, or under applicable state securities laws, even if each Pledgor would agree to do so.

         (e) Any cash held by the Collateral Agent as Pledged Collateral and all cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Pledged Collateral may, in the discretion of the Collateral Agent, be held by the Collateral Agent as collateral for, and/or then or at any time thereafter be applied in whole or in part by the Collateral Agent for the benefit of the Secured Creditors against, all or any part of the Secured Obligations in accordance with the terms of the Intercreditor Agreement.

         (f) Each Pledgor agrees that following the occurrence and during the continuation of an Event of Default it will not at any time plead, claim or take the benefit of any appraisal, valuation, stay, extension, moratorium or redemption law now or hereafter in force in order to prevent or delay the enforcement of this Pledge Agreement, or the absolute sale of the whole or any part of the Pledged Collateral or the possession thereof by any purchaser at any sale hereunder, and each Pledgor waives the benefit of all such laws to the extent it lawfully may do so. Each Pledgor agrees that it will not interfere with any right, power and remedy of the Collateral Agent provided for in this Pledge Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Collateral Agent of any one or more of such rights, powers, or remedies. No failure or delay on the part of the Collateral Agent to exercise any such right, power or remedy and no notice or demand which may be given to or made upon any Pledgor by the Collateral Agent with respect to any such remedies shall operate as a waiver thereof, or limit or impair the Collateral Agent's right to take any action or to exercise any power or remedy hereunder, without notice or demand, or prejudice its rights as against any Pledgor in any respect. Each Pledgor waives all claims, damages and demands against the Collateral Agent arising out of the repossession, retention or sale of the Pledged Collateral.

      11. Power Of Attorney. Each Pledgor appoints the Collateral Agent, or any other Person whom the Collateral Agent may designate, as each Pledgor's true and lawful attorney-in-fact, with power to endorse each Pledgor's name on any checks, notes, acceptances, money orders, drafts or other form of payment or security representing a portion of the Pledged Collateral that may come into the Collateral Agent's possession and to do all things necessary to carry out the terms of this Pledge Agreement. Each Pledgor ratifies and approves all such acts of such attorney-in-fact. Neither the Collateral Agent nor any other Person designated by the Collateral Agent as attorney-in-fact hereunder will be liable for any acts or omissions, nor for any errors of judgment or mistakes of fact or law. This power, coupled with an interest, is irrevocable until the payment if full of all Secured Obligations of each Pledgor.

      12. Collateral Agent's Right To Take Action.

         (a) In the event that any Pledgor fails or refuses promptly to perform any of its obligations set forth herein, including, without limitation, its obligation pursuant to Section 6(c) hereof to pay taxes, assessments and other charges levied, assessed or imposed on the Pledged Collateral, or otherwise fails or refuses to pay any amount necessary for the preservation and protection of the Pledged Collateral, the Collateral Agent shall have the right, without obligation, to do all things it deems necessary or advisable to discharge the same (including, without limitation, to pay any such taxes, assessments, charges or other sums, together with interest and penalties thereon) and any sums paid by the Collateral Agent, or the cost thereof, including, without limitation, attorneys' fees, shall be reimbursed by the Pledgors, to the Collateral Agent on demand and, until so reimbursed, shall bear interest at the highest rate chargeable under Section 2.15(c) of the Credit Agreement.

         (b) By accepting the benefits of this Pledge Agreement the Secured Creditors expressly acknowledge and agree that this Agreement may be enforced only by the action of the Collateral Agent and that no other Secured Creditor shall have any right individually to seek to enforce or to enforce this Agreement or to realize upon the security to be granted hereby, it being understood and agreed that such rights and remedies shall be exercised exclusively by the Collateral Agent for the benefit of the Secured Creditors upon the terms of this Agreement and the Intercreditor Agreement.

      13. Indemnity; Expenses.

            (a) Each Pledgor jointly and severally agrees to indemnify, reimburse and hold the Collateral Agent, each other Secured Creditor, and their respective successors, assigns, employees, officers, directors, affiliates, agents and servants (hereinafter in this Section referred to individually as an "Indemnitee," and, collectively, as "Indemnitees") harmless from any and all liabilities, obligations, losses, damages, injuries, penalties, claims, demands, actions, suits, judgments and any and all costs, expenses or disbursements (including reasonable attorneys' fees and expenses) (for the purposes of this Section the foregoing are collectively called "expenses") of whatsoever kind and nature imposed on, asserted against or incurred by any of the Indemnitees in any way relating to or arising out of this Agreement, any other Secured Debt Documents or any other document executed in connection herewith or therewith or in any other way connected with the administration of the transactions contemplated hereby or thereby or the enforcement of any of the terms of, or the preservation of any rights under any thereof, or in any way relating to or arising out of the manufacture, ownership, ordering, purchase, delivery, control, acceptance, lease, financing, possession, operation, condition, sale, return or other disposition, or use of the Pledged Collateral (including, without limitation, latent or other defects, whether or not discoverable), including the violation by an Pledgor of the laws of any country, state or other governmental body or unit, any tort (including, without limitation, claims arising or imposed under the doctrine of strict liability, or for or on account of injury to or the death of any Person (including any Indemnitee), or property damage), or contract claim; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by a Pledgor against an Indemnitee for material breach of such Indemnitee's obligations hereunder, if such Pledgor has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. Each Pledgor agrees that upon written notice by any Indemnitee of the assertion of such a liability, obligation, loss, damage, injury, penalty, claim, demand, action, suit or judgment, the relevant Pledgor shall assume full responsibility for the defense thereof.

            (b) Without limiting the application of subsection (a) above, each Pledgor agrees, jointly and severally, to pay, or reimburse the Collateral Agent for any and all reasonable fees, costs and expenses of whatever kind or nature incurred in connection with the creation, preservation or protection of the Collateral Agent's Liens on, and security interest in, the Pledged Collateral, including, without limitation, all fees and taxes in connection with the recording or filing of instruments and documents in public offices, payment or discharge of any taxes or Liens upon or in respect of the Pledged Collateral, including stamp, intangible or other taxes that may be payable or determined in the future to be payable in connection with this Pledge Agreement or any other document executed or delivered in connection herewith, and all other reasonable fees, costs and expenses in connection with protecting, maintaining or preserving the Pledged Collateral and the Collateral Agent's interest therein, whether through judicial proceedings or otherwise, or in defending or prosecuting any actions, suits or proceedings arising out of or relating to the Pledged Collateral.

            (c) Without limiting the application of subsections (a) or (b) above, each Pledgor agrees, jointly and severally, to pay, indemnify and hold each Indemnitee harmless from and against any loss, costs, damages and expenses which such Indemnitee may suffer, expend or incur in consequence of or growing out of any material misrepresentation by any Pledgor in this Agreement, any other Secured Debt Document or in any writing contemplated by or made or delivered pursuant to or in connection with this Agreement or any other Secured Debt Document.

            (d) If and to the extent that the obligations of any Pledgor under this Section are unenforceable for any reason, such Pledgor hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law. This Section 13 shall survive the termination of this Agreement.

      14. Limitation On the Collateral Agent's Duty In Respect Of Pledged Collateral. The Collateral Agent shall use reasonable care with respect to the Pledged Collateral in its possession or under its control. The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Pledged Collateral or any income thereon, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Collateral, whether or not the Collateral Agent, or any other Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Pledged Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Pledged Collateral in its possession if such Pledged Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property.

      15. Security Interest Absolute. All rights of the Collateral Agent and security interests hereunder, and all obligations of each Pledgor hereunder, shall be absolute and unconditional irrespective of:

         (a) any lack of validity or enforceability of any Secured Debt
Document;

         (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations, or any other amendment or waiver of or any consent to any departure from the Secured Debt Documents including, without limitation, any increase in the Secured Obligations resulting from the extension of additional credit to any Pledgor or any of its Subsidiaries or otherwise;

         (c) any taking, exchange, release or non-perfection of any other collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations;

         (d) any manner of application of collateral, or proceeds thereof, to all or any of the Secured Obligations, or any manner of sale or other disposition of any collateral for all or any part of the Secured Obligations or any other assets of any Pledgor or any of its Subsidiaries;

         (e) any change, restructuring or termination of the corporate structure or existence of any Pledgor or any of its Subsidiaries; or

         (f) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any Pledgor or a third party pledgor.

      16. Reinstatement. This Pledge Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Pledgor for liquidation or reorganization, should any Pledgor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Pledgor's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a "voidable preference," "fraudulent conveyance," "fraudulent transfer" or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

      17. Successors And Assigns. This Pledge Agreement and all obligations of each Pledgor hereunder shall be binding upon the successors and assigns of such Pledgor (including any debtor-in-possession on behalf of such Pledgor) and shall, together with the rights and remedies of the Collateral Agent, for the benefit of the Secured Creditors, hereunder, inure to the benefit of the Collateral Agent, Secured Creditors, all future holders of any instrument evidencing any of the Secured Obligations and their respective successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Secured Obligations or any portion thereof or interest therein shall in any manner affect the Lien granted to the Collateral Agent, for the benefit of the Secured Creditors, hereunder. No Pledgor may assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Pledge Agreement.

      18. Waivers. No failure or delay by any Secured Party in exercising any right shall operate as a waiver of such right. The Secured Creditors expressly reserve the right to require strict compliance with the terms of this Pledge Agreement. Any waiver or indulgence granted by any Secured Party shall not constitute a modification of this Pledge Agreement, except to the extent expressly provided in such waiver or indulgence, or constitute a course of dealing by any Secured Party at variance with the terms of this Pledge Agreement such as to require further notice by them of their intent to require strict adherence to the terms of this Pledge Agreement in the future. Any such actions shall not in any way affect the ability of the Secured Creditors, in their discretion, to exercise any rights available to them under this Pledge Agreement.

      19. Remedies Cumulative. The rights and remedies of the Secured Creditors under this Pledge Agreement shall be cumulative and nonexclusive of any other rights and remedies which any Secured Party may have under any other agreement, including the Secured Debt Documents, or by operation of law or otherwise. Recourse to the Pledged Collateral shall not be required.

      20. Severability. Any provision of this Pledge Agreement which is prohibited or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

      21. Notices. All notices, requests and other communications to the Pledgors or Collateral Agent hereunder shall be delivered in the manner required by the US Credit Agreement and shall be sufficiently given to Collateral Agent or any Pledgor if addressed or delivered to them at, in the case of the Collateral Agent at the address of the US Agent set forth in the US Credit Agreement, in the case of the Borrower, its address and telecopier number specified in the US Credit Agreement and in the case of any other Pledgors, at their respective addresses and telecopier numbers provided in the Subsidiary Guaranty Agreement. All such notices and communications shall be deemed to have been duly given at the times set forth in the US Credit Agreement.

      22. Limitation By Law. All rights, remedies and powers provided in this Pledge Agreement may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions of this Pledge Agreement are intended to be subject to all applicable mandatory provisions of law that may be controlling and to be limited to the extent necessary so that they shall not render this Pledge Agreement invalid, unenforceable, in whole or in part, or not entitled to be recorded, registered or filed under the provisions of any applicable law.

      23. Headings. Headings used in this Agreement are for convenience only and shall not be used in connection with the interpretation of any provision hereof.

      24. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

      25. Governing Law; Waiver of Jury Trial.

            (a) THIS PLEDGE AGREEMENT AND THE RIGHTS AND SECURED OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) OF THE STATE OF GEORGIA, EXCEPT TO THE EXTENT THAT PERFECTION (AND THE EFFECT OF PERFECTION AND NONPERFECTION) AND CERTAIN REMEDIES MAY BE GOVERNED BY THE LAWS OF ANY JURISDICTION OTHER THAN GEORGIA.

            (b) PLEDGORS IRREVOCABLY AND UNCONDITIONALLY SUBMIT, FOR THEMSELF AND THEIR PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT OF THE NORTHERN DISTRICT OF GEORGIA, AND ANY STATE COURT SITTING IN FULTON COUNTY AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH GEORGIA STATE COURT OR, TO THE EXTENT PERMITTED BY APPLICABLE LAW, SUCH FEDERAL COURT. EACH PLEDGOR AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE COLLATERAL AGENT OR ANY SECURED CREDITOR MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER SECURED DEBT DOCUMENT AGAINST SUCH PLEDGOR OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION IN WHICH THE PROPERTY THAT IS THE SUBJECT OF SUCH ACTION OR PROCEEDING IS LOCATED.

            (c) EACH PLEDGOR IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING DESCRIBED IN PARAGRAPH (b) OF THIS SECTION AND BROUGHT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH PLEDGOR IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

            (d) EACH PLEDGOR IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN THE CREDIT AGREEMENT. NOTHING IN THIS AGREEMENT OR IN ANY OTHER SECURED DEBT DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

            (e) EACH PLEDGOR HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF THIS PLEDGE AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PLEDGOR (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT HAS NOT BEEN INDUCED TO ENTER INTO THIS PLEDGE AGREEMENT BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS IN THIS SECTION.

      26. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Pledge Agreement. In the event an ambiguity or question of intent or interpretation arises, this Pledge Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Pledge Agreement.

      27. Benefit of Secured Creditors. All Liens granted or contemplated hereby shall be for the benefit of the Secured Creditors and all proceeds or payments realized from Pledged Collateral in accordance herewith shall be applied to the Secured Obligations in accordance with the terms of the Intercreditor Agreement.

      28. Termination of this Pledge Agreement. No termination or cancellation (regardless of cause or procedure) of either the US Credit Agreement or the Canadian Credit Agreement shall in any way affect or impair the powers, obligations, duties, rights and liabilities of the parties hereto in any way with respect to (i) any transaction or event occurring prior to such termination or cancellation, (ii) the Pledged Collateral, or (iii) any Pledgor's undertakings, agreements, covenants, warranties and representations contained in this Pledge Agreement and all such undertakings, agreements, covenants, warranties and representations shall survive such termination or cancellation until the payment and performance, in full, of all Secured Obligations of the Pledgors. Subject to Section 13 hereof, this Pledge Agreement shall terminate upon the payment and performance, in full in cash, of all Secured Obligations of the Pledgors.

      29. Additional Pledged Collateral. In the event that the any new Pledgor is required, under the terms of any Secured Debt Document or otherwise, to pledge and hypothecate any Pledged Collateral after the Closing Date, such Pledgor shall pledge and hypothecate such Pledged Collateral, and be bound with respect to such Pledged Collateral by all of the terms and conditions hereof, by delivery to the Collateral Agent of an executed counterpart of a Supplement to Pledge Agreement in the form of Exhibit A attached hereto.

                            [Signature Page Follows]

      IN WITNESS WHEREOF, each Pledgor has caused this Pledge Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

                                       EMS TECHNOLOGIES, INC.

                                       By: ______________________________
                                       Name:
                                       Title:

                                       EMS INVESTMENT HOLDINGS, INC.

                                       By: ______________________________
                                       Name:
                                       Title:

                                       LXE INC.

                                       By: ______________________________
                                       Name:
                                       Title:

Acknowledged and Agreed to :

SUNTRUST BANK,
as Collateral Agent

By: ______________________
    Name:
    Title:

                                  Schedule I to
                                Pledge Agreement

                                     PART A

                                  Percentage of
                                  Shares
Name of         Place of          Issued and        Par/No     Shares Issued
Corporation     Incorporation     Outstanding       Par        and Outstanding

                                     PART B

                                  Percentage of
                                  Shares
Name of         Place of          Issued and        Par/No     Shares Issued
Corporation     Incorporation     Outstanding       Par        and Outstanding

                                   Schedule II
                                       to
                                Pledge Agreement

                                    EXHIBIT A
                                       to
                                Pledge Agreement

                         SUPPLEMENT TO PLEDGE AGREEMENT

            THIS SUPPLEMENT TO PLEDGE AGREEMENT (this "Supplement"), dated as of _____________ __, 200_, is executed by [_________________], [__________] (the
"Pledgor"), in favor of SUNTRUST BANK, a Georgia banking corporation, as Collateral Agent (the "Collateral Agent"), for the benefit of the Secured Creditors (as defined below). Terms used herein but not defined herein shall have the meaning defined for those terms in the Pledge Agreement (as defined below).

                                   WITNESSETH:

      WHEREAS, EMS Technologies, Inc., EMS Investment Holdings, Inc. and LXE Inc. (the "Existing Pledgors") are parties to that certain Pledge Agreement, executed by the Existing Pledgors in favor the Collateral Agent, dated as of December __, 2004 (as amended, restated, supplemented or otherwise modified from time to time, the "Pledge Agreement"), pursuant to which the Pledgors pledged stock and other collateral to the Collateral Agent, for the benefit of Secured Creditors;

      WHEREAS, it is a condition precedent to the obligations of the US Agent, the Issuing Bank (as defined in the US Credit Agreement), the Swingline Lender (as defined in the US Credit Agreement), and the US Lenders (collectively the "US Creditors") under the US Credit Agreement that the Pledgor grant to the Collateral Agent a security interest in all of its Additional Pledged Collateral (as defined below) to secure all indebtedness and other obligations of the Borrower under the US Credit Agreement, and to secure the indebtedness and other obligations of each Subsidiary of the Borrower signatory hereto under the Subsidiary Guaranty Agreement;

      WHEREAS, it is a condition precedent to the obligations of the Canadian Agent, the Issuing Bank (as defined in the Canadian Credit Agreement), the Swingline Lender (as defined in the Canadian Credit Agreement), and the Canadian Lenders (collectively, the "Canadian Creditors", and, together with the US Creditors and the Swap Providers, the "Secured Creditors") under the Canadian Credit Agreement that the Pledgor grant to the Collateral Agent a security interest in all of its Additional Pledged Collateral to secure all indebtedness and other obligations of the Borrower and each Subsidiary of the Borrower signatory hereto under the Canadian Guaranty Agreement;

      WHEREAS, it is a condition precedent to the Swap Providers entering into the Hedging Transactions that the Pledgor enter into this Agreement to secure the Hedging Obligations; and

      WHEREAS, the Pledgor wishes to grant a security interest in its Additional Pledged Collateral to satisfy the conditions precedent set forth above.

      NOW, THEREFORE, in consideration of the premises and in order to ensure the Pledgor's compliance with the Credit Agreement, the Pledgor hereby agrees as follows:

      SECTION 1. Additional Pledge. As security for the payment and performance of the Secured Obligations, the Pledgor hereby (i) pledges and grants to the Collateral Agent, for the benefit of the US Creditors, a first priority continuing security interest in all of the Pledgor's right, title and interest in, to and under the following property, whether now owned by or owing to, or hereafter acquired by or arising in favor of the Pledgor, (ii) pledges and grants to the Collateral Agent for the benefit of the Canadian Creditors, a first priority continuing security interest in all of the Pledgor's right, title and interest in, to and under the following property, whether now owned by or owing to, or hereafter acquired by or arising in favor of the Pledgor and (iii) pledges and grants to the Collateral Agent for the benefit of the Swap Providers, a first priority continuing security interest in all of the Pledgor's right, title and interest in, to and under the following property, whether now owned by or owing to, or hereafter acquired by or arising in favor of the
Pledgor:

            (a) The Equity Interests more particularly described on Schedule I hereto and the certificates representing such Equity Interests (the "Additional Pledged Shares"), and all dividends, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;

            (b) The promissory notes more particularly described on Schedule II hereto and the instruments representing such notes (the "Additional Pledged Notes"); and

            (c)all other Pledged Collateral (as defined in the Pledge Agreement) (the items described in subsections (a), (b) and (c) above, collectively, the "Additional Pledged Collateral"); and

      SECTION 2. Certificates and Instruments. As security for the payment and performance of the Secured Obligations, the Pledgor hereby delivers to the Collateral Agent, for its benefit and the benefit of the Secured Creditors and any other holder of any Secured Obligations, all of Pledgor's right, title and interest in and to the certificates and instruments evidencing the Additional Pledged Collateral, accompanied by instruments of transfer or assignment, duly executed in blank.

      SECTION 3. Representations and Warranties. Pledgor hereby (a) represents and warrants that the Pledgor is the legal and beneficial owner of the Additional Pledged Collateral, free and clear of any lien, security interest, option or other charge or encumbrance except for the security interest created by the Pledge Agreement as supplemented by this Supplement; and (b) restates each representation and warranty set forth in Section 5 of the Pledge Agreement, as supplemented by this Supplement, as of the date hereof with respect to the Additional Pledged

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

Collateral.

      SECTION 4. Additional Pledged Collateral. By execution and delivery of this Supplement, the Additional Pledged Collateral shall become a part of the Pledged Collateral referred to in the Pledge Agreement and shall secure the Secured Obligations as if such Additional Pledged Collateral were Pledged Collateral on the date of the Pledge Agreement, and shall be subject to all of the terms and conditions governing Pledged Collateral under the Pledge Agreement. From and after the date hereof, Schedule I and Schedule II to the Pledge Agreement are hereby amended to add the Additional Pledged Share and the Additional Pledged Notes, respectively.

      SECTION 5. Binding Effect. This Supplement shall become effective when it shall have been executed by the Pledgor and thereafter shall be binding upon the Pledgor and shall inure to the benefit of the Secured Creditors. Upon the effectiveness of this Supplement, this Supplement shall be deemed to be a part of and shall be subject to all the terms and conditions of the Pledge Agreement. The Pledgor shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Secured Creditors.

      SECTION 6. Governing Law; Terms. THIS SUPPLEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) OF THE STATE OF GEORGIA.

      SECTION 7. Execution in Counterparts. This Supplement may be executed in any number of counterparts (including by telecopy), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

      IN WITNESS WHEREOF, the Pledgor has caused this Supplement to be duly executed and delivered by its duly authorized officer as of the date first above written.

                                   "Pledgor"

                                   By: ______________________________
                                       Name:
                                       Title:

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

                                   Schedule I
                                       to
                         SUPPLEMENT TO PLEDGE AGREEMENT

                                   Schedule II
                                       to
                         SUPPLEMENT TO PLEDGE AGREEMENT